Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                        For the Month of September 1999
                     Distribution Date of October 15, 1999
                           Servicer Certificate #24

Original Pool amount Initial Receivables                  $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)             $91,466,751.20


Beginning Pool Balance                                    $205,970,930.43
Beginning Pool Factor                                           0.4119465

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $8,319,173.65
     Interest Collected                                     $1,642,355.28

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                      $1,373,371.01
Total Additional Deposits                                   $1,373,371.01

Repos / Chargeoffs                                            $436,941.54
Aggregate Number of Notes Charged Off                                 113

Total Available Funds                                      $11,328,856.45

Ending Pool Balance                                       $197,220,858.73
Ending Pool Factor                                              0.3944461

Servicing Fee                                                 $171,642.44

Repayment of Servicer Advances                                  $6,043.49

Reserve Account:
     Beginning Balance  (see Memo Item)                    $12,190,838.90
     Target Percentage                                               5.25%
     Target Balance                                        $10,354,095.08
     Minimum Balance                                        $9,999,887.79
     (Release) / Deposit                                   ($1,836,743.82)
     Ending Balance                                        $10,354,095.08

Current Weighted Average APR:                                       9.668%
Current Weighted Average Remaining Term (months):                   30.52
Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $1,864,441.47      1,193
                                31 - 60 days            $442,072.92        342
                                60+  days               $203,669.87         94

     Total:                                           $2,510,184.26      1,207

     Balances:                  60+  days             $3,946,353.32         94

Memo Item - Reserve Account
     Prior Month                                     $10,813,473.85
+    Invest. Income                                      $47,464.96
+    Excess Serv.                                     $1,329,900.09
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $12,190,838.90

Exhibit 20.5
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of September 1999

                                                                       NOTES
                                                  (Money Market)
                                     TOTAL         CLASS A - 1      CLASS A - 2     CLASS A - 3      CLASS A - 4    CLASS B NOTES
                                $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%           0.00%           96.50%            0.00%           3.50%
     Coupon                                                5.72%           5.96%            6.20%            6.30%           6.30%

Beginning Pool Balance          $205,970,930.43
Ending Pool Balance             $197,220,858.73

Collected Principal               $8,313,130.16
Collected Interest                $1,642,355.28
Charge - Offs                       $436,941.54
Liquidation Proceeds / Recoveries $1,373,371.01
Servicing                           $171,642.44
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service               $11,157,214.01

Beginning Balance               $205,970,930.43            $0.00           $0.00   $49,261,947.89  $149,500,000.00   $7,208,982.54

Interest Due                      $1,077,242.22            $0.00           $0.00      $254,520.06      $784,875.00      $37,847.16
Interest Paid                     $1,077,242.22            $0.00           $0.00      $254,520.06      $784,875.00      $37,847.16
Principal Due                     $8,750,071.70            $0.00           $0.00    $8,443,819.19            $0.00     $306,252.51
Principal Paid                    $8,750,071.70            $0.00           $0.00    $8,443,819.19            $0.00     $306,252.51

Ending Balance                  $197,220,858.73            $0.00           $0.00   $40,818,128.70  $149,500,000.00   $6,902,730.03
Note / Certificate Pool Factor                            0.0000          0.0000           0.3092           1.0000          0.3944
   (Ending Balance / Original Pool Amount)
Total Distributions               $9,827,313.92            $0.00           $0.00    $8,698,339.25      $784,875.00     $344,099.67

Interest Shortfall                        $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                      $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                  $1,329,900.09
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $12,190,838.90
(Release) / Draw                 ($1,836,743.82)
Ending Reserve Acct Balance      $10,354,095.08

Exhibit 20.5
Page 3 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of September 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     5                4                  3                 2                 1
                                  May-99           Jun-99             Jul-99            Aug-99            Sep-99
Beginning Pool Balance       $250,874,438.10   $237,160,920.52   $223,628,279.43   $215,198,969.48   $205,970,930.43

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $412,197.74       $619,513.55       $242,359.00       $506,853.12       $436,941.54
    Recoveries                   $467,870.87       $483,272.01       $511,977.44       $539,942.09     $1,373,371.01

Total Charged Off (Months 5, 4, 3)               $1,274,070.29
Total Recoveries (Months 3, 2, 1)                $2,425,290.54
Net Loss / (Recoveries) for 3 Mos               ($1,151,220.25)(a)

Total Balance (Months 5, 4, 3)                 $711,663,638.05(b)

Loss Ratio Annualized  [(a/b) * (12)]                -1.94118%

Trigger:  Is Ratio > 1.5%                                   No
                                                                      Jul-99            Aug-99            Sep-99

B)   Delinquency Trigger:                                          $2,467,842.15     $2,035,322.29     $3,946,353.32
     Balance delinquency 60+ days                                       1.10355%          0.94579%          1.91598%
     As % of Beginning Pool Balance                                     1.01352%          0.99630%          1.32177%
     Three Month Average

Trigger:  Is Average > 2.0%                                 No

C)   Noteholders Percent Trigger:                     2.07084%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                 No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer